UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 7, 2019
Date of Report (date of earliest event reported)

CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia		1-31420	54-1821055
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway			23238
Richmond,	Virginia
(Address of Principal Executive Offices)			(Zip Code)
(804) 747-0422
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 7, 2019, the CarMax, Inc. (the “Company”) Board of Directors (the “Board”) elected Mark F. O’Neil to serve as a director of the Company. The Board also appointed Mr. O’Neil to serve on the Audit Committee of the Board.

The Board has determined that Mr. O’Neil qualifies as an independent director under New York Stock Exchange listing standards. There are no family relationships between Mr. O’Neil and any director or executive officer of the Company or any related party transactions involving Mr. O’Neil and the Company. There is no arrangement or understanding between Mr. O’Neil and any other person pursuant to which he was selected as a director. Mr. O’Neil will participate in our non-employee director compensation program, which currently consists of an annual cash retainer, annual grant of restricted stock units, and committee fees.

A copy of the Company’s press release announcing Mr. O’Neil’s election is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits	The following exhibit is being furnished pursuant to Item 5.02 above.
99.1	Press Release, dated October 7, 2019, issued by CarMax, Inc., entitled “Mark O'Neil Joins CarMax's Board of Directors”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

Dated: October 7, 2019	By:/s/ Eric M. Margolin
Eric M. Margolin
Executive Vice President, General Counsel and Corporate Secretary